     As filed with the Securities and Exchange Commission on June 11, 1999.
                                        Registration No. [_________]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                          ____________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      AMERICAN POWER CONVERSION CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Massachusetts                                       04-2722013
     (State or other Jurisdiction of                        (I.R.S. Employer
                                                             Identification No.)
      Incorporation or Organization)

                  132 Fairgrounds Road, West Kingston, RI 02892
               (Address of Principal Executive Offices)(Zip Code)

                             1997 Stock Option Plan
                             (Full Title of the Plan)
                              ____________________

                             Rodger B. Dowdell, Jr.
                      President and Chief Executive Officer
                              132 Fairgrounds Road
                             West Kingston, RI 02892
                                 (401) 789-5735
             (Name, address including zip code and telephone number,
                    including area code, of agent for service)
                              ____________________

                                    Copy to:
                          William B. Simmons, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110

                         CALCULATION OF REGISTRATION FEE
                                          Proposed      Proposed
                                           Maximum       Maximum
 Title of                  Amount to be    Offering     Aggregate   Amount of
Securities                  Registered       Price      Offering   Registration
   to be                                   Per Share      Price        Fee
Registered

Common Stock, $.01 par      12,000,000   $19.78(2)/(3) $237,360,000  $65,986.08
value                         shares (1)

   (1) The amount of shares registered hereunder reflects a 2-for-1 stock split effected in the form of a 100% stock dividend, which stock dividend was payable on May 28, 1999 to shareholders of record as of May 7, 1999.

   (2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised.
   (3) The price of $19.78 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 9, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) for those shares without a fixed exercise price.

     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-32563 on Form S-8 as filed with the Securities and Exchange Commission on July 31, 1997, relating to American Power Conversion Corporation 1997 Stock Option Plan is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

     Exhibit No.         Description of Exhibit

        5.1        Opinion of Testa, Hurwitz & Thibeault, LLP.

       23.1        Consent of KPMG LLP.

       23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

       24.1        Power of Attorney (contained in the signature page of this
                    Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Kingston and the state of Rhode Island, on this 7th day of May, 1999.

                                AMERICAN POWER CONVERSION CORPORATION


                                By:    /s/ Rodger B. Dowdell, Jr.
                                     Rodger B. Dowdell, Jr.,
                                     President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Power Conversion Corporation, hereby severally constitute and appoint Rodger B. Dowdell, Jr. and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable American Power Conversion Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title(s)                        Date

/s/ Rodger B. Dowdell,    President and Chief Executive       May 7, 1999
Jr.                       Officer (Principal Executive
Rodger B. Dowdell, Jr.    Officer)

/s/ Donald M. Muir        Chief Financial Officer             May 7, 1999
Donald M. Muir            (Principal Financial and
                          Accounting Officer)

/s/ Emanuel E. Landsman   Vice President, Clerk and Director  May 7, 1999
Emanuel E. Landsman


/s/ Neil E. Rasmussen     Vice President and Director         May 7, 1999
Neil E. Rasmussen


/s/ Ervin F. Lyon         Director                            May 7, 1999
Ervin F. Lyon


/s/ James D. Gerson       Director                            May 7, 1999
James D. Gerson

                                  EXHIBIT INDEX

     Exhibit No.         Description of Exhibit

       5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

       23.1        Consent of KPMG LLP.

       23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

       24.1        Power of Attorney (contained in the signature page of this
                    Registration Statement).

                                                                     EXHIBIT 5.1
                              _____________________

                         TESTA, HURWITZ & THIBEAULT, LLP
                              _____________________
                                Attorneys at Law

                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
Office (617) 248-7000                                       Fax (617) 248-7100


                                   June 11, 1999

American Power Conversion Corporation
132 Fairgrounds Road
West Kingston, RI 02892

     Re:  Registration Statement on Form S-8 Relating to the
          1997 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by American Power Conversion Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an increase of an aggregate of 12,000,000 additional shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the existing Plan (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Articles of Organization, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plan will be, upon receipt of the consideration provided for in the Plan, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   /s/ Testa, Hurwitz & Thibeault, LLP
                                   TESTA, HURWITZ & THIBEAULT, LLP

                                                                    EXHIBIT 23.1









                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
American Power Conversion Corporation

We consent to incorporation by reference in this registration statement on Form S-8 of American Power Conversion Corporation for the registration of 12,000,000 shares of Common Stock for the 1997 Stock Option Plan of our reports dated February 4, 1999, relating to the consolidated balance sheets of American Power Conversion Corporation as of December 31, 1998, and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear in the December 31, 1998, annual report on Form 10-K of American Power Conversion Corporation.


                                        KPMG LLP

Providence Rhode Island
June 9, 1999